EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
     In connection with the accompanying quarterly report on Form 10-Q of Gray Television, Inc. (the “Company”) for the quarterly period ended March 31, 2007 (the “Periodic Report”), the undersigned Chief Executive Officer of the Company, hereby certifies pursuant to Title 18, Section 1350 United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his individual knowledge and belief, that the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: May 7, 2007

/s/ J. Mack Robinson J. Mack Robinson,
Chairman and Chief Executive Officer
     A signed original of this written statement required by Section 906 has been provided to Gray Television, Inc. and will be retained by Gray Television, Inc. and furnished to the SEC or its staff upon request.